E-282
Exhibit No. 10
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170

                       GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of March 19, 1998, is made by EACH OF THE UNDERSIGNED (each a "Guarantor", and collectively, the "Guarantors") to the Trustee for the benefit of EACH HOLDER OF THE NOTES (collectively the "Guaranty Parties") issued pursuant to the Note Indenture (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Note Indenture.

                      W I T N E S S E T H:

     WHEREAS, the Guaranty Parties have agreed to acquire from Headway Corporate Resources, Inc., a Delaware corporation (the "Company"), those certain Increasing Rate Senior Subordinated Notes (the "Notes") pursuant to the Indenture dated as of March 19, 1998 between the Company and State Street Bank and Trust Company, N.A. as trustee ("Trustee") (as from time to time amended, revised, modified, supplemented or amended and restated, the "Note Indenture"); and

     WHEREAS, each Guarantor is a Subsidiary of the Company and will materially benefit from the proceeds of Notes issued pursuant the Note Indenture and the other transactions to be consummated concurrently therewith, and each Guarantor is willing to enter into this Guaranty Agreement to provide an inducement for the Guaranty Parties to acquire such Notes issued pursuant to, and governed by the provisions of, the Note Indenture;

     NOW, THEREFORE, in order to induce the Guaranty Parties to acquire the Notes pursuant to the Note Indenture and the other Financing Documents and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Guaranty Parties the payment and performance in full of the Company's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Company's Liabilities" means: (a) the Company's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of Note Indenture, the Notes, and all other documents executed in connection with the Note Indenture heretofore, now or at any time or times hereafter owing, arising, due or payable from the Company to any one or more of the Guaranty Parties, including without limitation principal, interest, premium or fee (including, but not limited to, trustee's fees and attorneys' fees and expenses); and (b) the Company's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Company under the Note Indenture and all other documents executed in connection therewith. Each Guarantor's obligations to the under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of each Guarantor individually with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Company's Liabilities.

     2. Payment. If the Company shall default in payment or performance of any Company's Liabilities when and as the same shall become due, whether according to the terms of the Note Indenture, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Note Indenture that has not been cured or waived, then each Guarantor, upon demand thereof by the Trustee or its successors or assigns, or by the Required Holders (as defined in the Note Indenture) will, as of the date of such demand, fully pay to the Trustee, for the benefit of the Guaranty Parties, subject to any restriction set forth in Section 1 hereof, an amount equal to all Guarantor's Obligations then due and owing.

     3. Unconditional Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Note Indenture, the Notes or any other Financing Document or any other guaranty of the Company's Liabilities, and shall not be affected by any action taken under the Note Indenture, the Notes or any other Financing Document, any other guaranty of the Company's Liabilities, or any other agreement between any Guaranty Party and the Company or any other person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Company's Liabilities, or by the dissolution of the Company or the combination or consolidation of the Company into or with another entity or any transfer or disposition of any assets of the Company or by any extension or renewal of the Note Indenture, any of the Notes or any other Financing Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Note Indenture, any of the Notes or any other Financing Document, any other guaranty of the Company's Liabilities, or any other agreement between any Guaranty Party and the Company or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

     4. Currency and Funds of Payment. Each Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Company's Liabilities, or the rights of any Guaranty Party with respect thereto as against the Company, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Company of any or all of the Company's Liabilities.

     5.    Events  of  Default.    In  the  event  that  (a)  any
Guarantor shall file a petition to take advantage of any insolvency statute; (b) any Guarantor shall commence or suffer to exist a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or substantially all of its property; (c) any Guarantor shall file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country; (d) a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Guarantor or of the whole or substantially all of its properties, or approve a petition filed against any Guarantor seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or similar law of any other country, or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Guarantor or of the whole or substantially all of its properties and such order, judgment, decree, approval or assumption remains unstayed or undismissed for a period of sixty (60) consecutive days; (e) there is commenced against any Guarantor any proceeding or petition seeking reorganization, arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which proceeding or petition remains unstayed or undismissed for a period of sixty (60) consecutive days; (f) there shall occur and be continuing an Event of Default under the Note Indenture; (g) any default shall occur in the payment of amounts due hereunder; or (h) any other default in compliance with the terms hereof shall occur which remains uncured or unwaived for a period of thirty (30) days after the earlier of the date notice of such default is received by an officer of such Guarantor or the date an officer of such Guarantor otherwise has knowledge of such default (each of the foregoing an "Event of Default" hereunder), then and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantors' Obligations shall immediately become due and payable.

     6. Suits. Each Guarantor from time to time shall pay to the Trustee for the benefit of the Guaranty Parties, on demand, as set forth in the Note Indenture, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Trustee or the Holders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Holders' election, one or more and successive or concurrent suits may be brought hereon by the Trustee or Holders against any one or more or all of the Guarantors, whether or not suit has been commenced against the Company, any other guarantor of the Company's Liabilities, or any other Person and whether or not the Trustee or any Holder has taken or failed to take any other action to collect all or any portion of the Company's Liabilities.

     7. Set-Off and Waiver. Each Guarantor waives any right to assert against the Trustee or any Holder as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Company, the Trustee or the Holders, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. If at any time hereafter the Trustee or any Holder employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Trustee, for the benefit of the Guaranty Parties, on demand.

     8.   Waiver; Subrogation.

          (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Trustee's acceptance of this Guaranty Agreement; (ii) the Holders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Company, whether pursuant to the Note Indenture or the Notes or any amendments, modifications, or supplements thereto, or replacements or extensions thereof;
(iii) the Trustee, the Holders or the Company heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Note Indenture, the Notes or any other Financing Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Trustee or the Holders heretofore, now or at any time hereafter granting to the Company (or any other party liable to the Holders on account of the Company's Liabilities) any indulgence or extensions of time of payment of the Company's Liabilities; and
(vi) the Trustee or the Holders heretofore, now or at any time hereafter accepting from the Company or any other person, any partial payment or payments on account of the Company's Liabilities or any collateral securing the payment thereof or the Trustee settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Trustee and each Holder may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Trustee or any Holder, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantors' Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

          (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Trustee on behalf of the Guaranty Parties upon demand by the Trustee or by the Required Holders, to such Guarantor without such person being required, each Guarantor expressly waiving any right it may have to require such person, to prosecute collection or seek to enforce or resort to any remedies against the Company or any other Guarantor or any other guarantor of the Company's Liabilities, it being expressly understood, acknowledged and agreed to by each Guarantor that demand under this Guaranty Agreement may be made by the Trustee, or by the Required Holders, and the provisions hereof enforced by such person, effective as of the first date any Event of Default occurs and is continuing under the Note Indenture. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of the Trustee's or any Holder's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this
Section 8.

          (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Company's Liabilities. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by the Guarantor against the estate of Company within the meaning of Section 101 of the Bankruptcy Code, and to prevent the Guarantor from constituting a creditor of Company in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving the Company.

     9. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date hereof and shall continue in full force and effect until terminated in accordance with Section 17 hereof. The Trustee shall give each Guarantor written notice of such termination at each Guarantor's address set forth herein. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Trustee and the Holders and their respective successors and assigns. Any claim or claims that the Trustee and the Holders may at any time hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Trustee or any Holder by written notice directed to any one or more or all of the Guarantors at the address specified in the Securities Purchase Agreement.

     10. Representations and Warranties. Each Guarantor represents and warrants to the Trustee for the benefit of the Guaranty Parties that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement does not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any agreement to which such Guarantor is a party, or any applicable laws, in each case, which violation or breach could reasonably be expected to have a Material Adverse Effect with respect to such Guarantor.

     11. Subordination. The Guarantors' Obligations to the Guaranty Parties shall be subordinated and junior in right of payment to the prior payment in full of the Senior Indebtedness, including, without limitation, payment by any or all of the Guarantors pursuant to the Guaranty Agreement, to the extent and in the manner set forth in Article X of the Note Indenture.

     12.   Expenses.    Each Guarantor agrees to be  jointly  and
severally liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Trustee or any Holder in connection with the enforcement of this Guaranty Agreement.

     13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Trustee under the Note Indenture or this Guaranty Agreement is rescinded or must be restored for any reason.

     14. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

     15. Reliance. Each Guarantor represents and warrants to the Trustee, for the benefit of the Holders, that: (a) such Guarantor has adequate means to obtain from Company, on a continuing basis, information concerning Company and Company's financial condition and affairs and has full and complete access to Company's books and records; (b) such Guarantor is not relying on the Trustee or any Holder, its or their employees, Trustees or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Company and Company's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Trustee or any Holder, its or their employees, Trustees or representatives, for any information whatsoever concerning the Company or the Company's financial
condition  and  affairs  or  other  matters  material   to   such
Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that neither the Trustee nor any Holder has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Company or Company's financial condition and affairs, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Trustee or any Holder, its or their employees, Trustees or other representatives, such Guarantor will independently verify the information and will not rely on the Trustee or any Holder, its or their employees, Trustees or other representatives, with respect to such information.

     16. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address or telefacsimile number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to any Guarantor:

               Headway Corporate Resources, Inc.
               850 Third Avenue
               New York, New York 10022
               Attention: Barry S. Roseman
                         President and Chief Executive Officer
               Telephone:     (212) 508-3500
               Telefacsimile:  (212) 508-3540

               with a copy to:

               Christy & Viener
               620 Fifth Avenue
               New York, New York 10020-2457
               Attention: Richard B. Salomon, Esq.
               Telephone: (212) 632-5500
               Telefacsimile: (212) 632-5555


          (b)  if to the Trustee:

               State Street Bank and Trust Company, N.A.
               61 Broadway, 15th Floor
               New York, New York 10006
               Attention:  Corporate Trust Division
               Telephone:  (212) 612-3201
               Telefacsimile:  (212) 612-3202

               with a copy to:

               Carter, Ledyard & Milburn
               2 Wall Street
               New York, New York 10005
               Attention:  James Gadsden, Esq.
               Telephone:  (212) 732-3200
               Telefacsimile:  (212) 732-3232

     17. Termination. This Guaranty Agreement and all obligations of the Guarantors hereunder shall terminate without delivery of any instrument or performance of any act by any party on the satisfaction on full of the Company's Obligations set forth in the Notes and the Note Indenture.

     18.   Successors  and  Assigns.   This  Agreement  shall  be
binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto.

     19.  Governing Law; Waivers of Trial by Jury, Etc.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 16 HEREOF OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY GUARANTY PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GUARANTOR AND THE TRUSTEE ON BEHALF OF THE GUARANTY PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

                              GUARANTORS:

                              HEADWAY CORPORATE STAFFING
                                SERVICES, INC.
                              CERTIFIED TECHNICAL STAFFING, INC.
                                CORPORATE STAFFING
                                ALTERNATIVES, INC.
                              HEADWAY CORPORATE STAFFING SERVICES
                                OF NEW YORK, INC.
                              HEADWAY PERSONNEL, INC.
                              HEADWAY CORPORATE STAFFING SERVICES
                                OF NORTH CAROLINA, INC.
                              HEADWAY CORPORATE STAFFING SERVICES
                                OF CONNECTICUT, INC.
                              ASA PERSONNEL SERVICES, L.L.C.
                              E.D.R. ASSOCIATES, INC.
                              WHITNEY PARTNERS, L.L.C.
                              HCSS HOLDINGS, INC.
                              HCSS EAST, INC.
                              HCSS WEST, INC.
                              CHENEY ASSOCIATES, L.L.C.

                              By: (Signature)

                              TRUSTEE:

                              STATE STREET BANK AND TRUST
COMPANY, N.A.
                              Trustee for the Holders

                              By: (Signature)